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                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549

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                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   October 15, 1996
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                       Union Pacific Corporation
                       -------------------------
        (Exact Name of Registrant as Specified in Charter)


              Utah                      1-6075                 13-2626465
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 (State or Other Jurisdiction        (Commission              (IRS Employer
       of Incorporation)             File Number)          Identification No.)


Eighth and Eaton Avenues, Bethlehem, Pennsylvania                 18018
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code (610) 861-3200
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                                          N/A
               -----------------------------------------------------------
               Former Name or Former Address, if Changed Since Last Report

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Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

     As previously disclosed, in July 1995 Union Pacific Corporation ("Union Pacific" or the "Company") announced a formal plan to exit its natural resources business. This plan included an initial public offering (the "IPO") by Union Pacific Resources Group Inc. ("Resources") of a portion of its common stock (the "Resources Common Stock") followed by a distribution of the Company's remaining interest in Resources, consisting of 206 million shares of Resources Common Stock, to holders of the Company's common stock on a tax-free, pro-rata basis (the "Distribution"). The IPO was completed on October 17, 1995 and resulted in the sale to the public of 42,500,000 shares (approxi-mately 17%) of Resources Common Stock at an initial offering price of $21 per share. On September 12, 1996, Union Pacific's Board of Directors declared a special dividend consisting of the shares of Resources Common Stock to be distributed in the Distribution. The Distribution was completed on October 15, 1996 to holders of record of the Company's common stock on September 26, 1996 (the "Record Date"). As a result of the Distribution, each of the Company's shareholders received 0.846946 of a share of Resources Common Stock for each share of the Company's common stock held by such share-holder on the Record Date. No certificates or scrip for fractional shares of Resources Common Stock were issued in the Distribution; rather such fractional shares were aggregated and sold in the open market at prevailing prices by CS First Boston, as Fractional Share Agent, and the total sale proceeds (net of commissions and other selling costs) were distributed pro rata to Union Pacific shareholders otherwise entitled to receive a fractional share of Resources Common Stock. No consideration was paid by the Company's share-holders for the shares of Resources Common Stock received in the Distribution.

     In 1970, Union Pacific acquired Champlin Petroleum Company ("Champlin") in order to manage the exploitation of certain oil and gas resources owned by Union Pacific Railroad Company ("UPRR"). These resources are located on approximately 7.5 million acres in Colorado, Wyoming and Utah which had been granted to a predecessor of UPRR in the mid-1800s by the Federal Government at the time of construction of the first North American transcontinental railroad (the "Land Grant"). In 1987, Champlin changed its name to Union Pacific Resources Company ("UPRC") and UPRC also became responsible for managing Union Pacific's hard mineral assets. These hard mineral assets were owned by another affiliate, Union Pacific Minerals, Inc. ("Minerals"). In connection with the IPO, Minerals changed its name to Union Pacific Resources Group Inc. (defined as "Resources" above), and the Company transferred the stock of UPRC to Resources and caused the Land Grant and certain other oil and gas assets historically managed by Resources, but owned by UPRR and certain other affiliates of Union Pacific, to be transferred to Resources and certain of its subsidiaries, including UPRC. As a result of this restructuring, Resources and its subsidiaries own all of the oil, gas and minerals operations historically owned by Union Pacific.

     As a result of Union Pacific's recently completed acquisition of Southern Pacific Rail Corporation, Mr. Philip F. Anschutz, The Anschutz Corporation, an affiliate of Mr. Anschutz, and Anschutz Foundation of which Mr. Anschutz is a director (collectively, the "Anschutz Shareholders"), received 13,196,428 shares of Union Pacific common stock, which represents approximately 5.4% of the total Union Pacific common stock outstanding. On September 26, 1996, Mr. Anschutz was also elected Vice Chairman of Union Pacific's Board of Directors. As a result of the Distribution, the Anschutz Shareholders received 11,176,659 shares of Resources Common Stock, or approximately 4.47% of the total Resources Common Stock outstanding.

Item 7.        Financial Statements and Exhibits.
               ---------------------------------

      (b) Pro Forma Financial Information. The pro forma financial information required to be reported in this Form 8-K is set forth in Exhibit
99.5 to Form 8-K/A-1 filed by the Company on October 17, 1996, and such information is incorporated by reference herein in its entirety.

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      (c)   Exhibits.

          99.1 Pro forma financial statements of Union Pacific Corporation for the year ended December 31, 1995 and as of and for the six months ended June 30, 1996, incorporated by reference to Exhibit 99.5 to Form 8-K/A-1 filed by Union Pacific Corporation on October 17, 1996.

          99.2 Press Release dated October 17, 1996 containing earnings information for Union Pacific Corporation for the third quarter of 1996 and the nine months ended September 30, 1996.

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                               SIGNATURE
                               ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 21, 1996


                            UNION PACIFIC CORPORATION


                            By:/s/Carl W. von Bernuth
                               -------------------------------------------
                            Name:  Carl W. von Bernuth
                            Title: Senior Vice President & General Counsel

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                            Exhibit Index
                            -------------

          Exhibit                  Description
          -------                  -----------

          99.1 Pro forma financial statements of Union Pacific Corporation for the year ended December 31, 1995 and as of and for the six months ended June 30, 1996, incorporated by reference to Exhibit 99.5 to Form 8-K/A-1 filed by Union Pacific Corporation on October 17, 1996.

          99.2 Press Release dated October 17, 1996 containing earnings information for Union Pacific Corporation for the third quarter of 1996 and the nine months ended September 30, 1996.